UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:
[X ]       Preliminary Information Statement
[  ]          Confidential, Use of Commission only (as permitted by
              Rule 14c-5(d)(2))
[  ]          Definitive Information Statement

BUFFALO CAPITAL III, LTD.
(Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the Appropriate Box):
[  ]          No fee required
[  ]          $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g)
              and 0-11
[  ]          Fee Computed on table below per Exchange Act Rules
              14c-5(g) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
_________________________________________________________

4) Proposed maximum aggregate value of transaction:
_________________________________________________________

5) Total fee paid:
_________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PRELIMINARY COPY

BUFFALO CAPITAL III, LTD.
5001 Spring Valley Road, Suite 800, East Tower
Dallas, TX  75244

November 8, 1999

Dear Shareholder:

       On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Buffalo Capital III, Ltd. ("Buffalo") to be held at 2:00 P.M. local time on November 30, 1999, at 5001 Spring Valley Road, Suite 800, East Tower, Dallas,
Texas 75244.

       The Special Meeting is being held for the purpose of considering and voting upon Amended and Restated Articles of Incorporation for the Company which would amend and restate the current Articles of Incorporation. A copy of the Amended and Restated Articles which are to be voted upon is available upon written request to the Company. The Amended and Restated Articles of Incorporation will change the Company's name to The Heritage Organization, Inc., add a third class of stock, Class B Common
Stock, which shall have 10,000 votes per share, but otherwise shall have equal rights and privileges as Common Stock, and make other changes to the Articles of Incorporation. The Amended and Restated Articles of Incorporation will also change the number of authorized Common Stock of the Corporation from 100,000,000 to 99,000,000, and authorize 1,000,000 of the new Class B Common Stock. The amount of Preferred Stock authorized shall continue to be 10,000,000 shares.

       We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

Sincerely,

Gary M. Kornman
Chairman of the Board
BUFFALO CAPITAL III, LTD.
5001 Spring Valley Road, Suite 800, East Tower
Dallas, TX  75244

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS to be held November 30, 1999

TO THE SHAREHOLDERS OF BUFFALO CAPITAL III, LTD.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the
Shareholders (the "Meeting") of Buffalo Capital III, Ltd. (the
"Company") will be held at 5001 Spring Valley Road, Suite 800, East Tower, Dallas, Texas, 75244 at 2:00 P.M. local time, on November
30, 1999.

       The Special Meeting is being held for the purpose of considering and voting upon amending and restating the Company's
Articles of Incorporation.

       The Amended and Restated Articles of Incorporation will, if adopted, change the Company's name to The Heritage Organization, Inc., will designate 1,000,000 shares out of the 100,000,000 authorized share of Capital Stock as "Class B Common Stock," and will designate the remaining 99,000,000 authorized shares of Common Stock, including all 14,000,000 of the presently issued and outstanding shares of Common Stock of the Company, as "Common
Stock." The Common Stock will retain the same preferences, limitations and relative rights as currently specified in the Company's Articles of Incorporation. The Class B Common Stock will have the same preferences, limitations and relative rights as the Common
Stock, except that the Class B Common Stock will have super-voting rights. Each share of Class B Common Stock will have voting power equivalent to ten thousand (10,000) shares of Common Stock.

       The Amended and Restated Articles of Incorporation will, if adopted, provide that no pre-emptive rights exist for the stockholders except that the stockholders of Class B Common Stock shall have the pre-emptive right to purchase, at their par value, additional shares of Class B Common Stock of the Company in order to maintain the same relative voting power in the Company upon the issuance of any additional shares of Common Stock of the Company to any other stockholder or upon the issuance of any shares of Common Stock of the Company to any new stockholder.

       In addition, the Amended and Restated Articles of Incorporation will, if adopted, add a new Article entitled "Directors" and, in furtherance of the powers conferred upon Directors by statute and by law, will provide certain express powers to the Directors of the Company and certain other provisions regarding the removal of the Directors and voting by the Directors and Shareholders.

       We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.


By Order of the Board of Directors

/s/  Gary M. Kornman
Chairman of the Board
Dallas, Texas
Dated: November 8, 1999
BUFFALO CAPITAL III, LTD.
5001 Spring Valley, Suite 800, East Tower
Dallas, Texas 75244



INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
To be held November 30, 1999


GENERAL INFORMATION

       This Information Statement is furnished in connection with a Special Meeting of Shareholders called by the Board of Directors (the "Board") of Buffalo Capital III, Ltd. (the "Company"), to be held at 5001 Spring Valley Road, Suite 800, East Tower, Dallas, Texas
75244, on November 30, 1999, at 2:00 P.M. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to the Company's shareholders on or about November 8, 1999.

       All shares of the Company's Common Stock, represented either in person or by proxy, will be eligible to be voted at the Meeting.


WE ARE NOT ASKING FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

       Buffalo Capital III, Ltd. (the "Company") was incorporated under the laws of the State of Colorado on August 28, 1996. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. The Company elected voluntarily to file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act").

       On May 4, 1999, a change in control of the Company occurred. On that date, Steadfast Investments, L.P., a Texas limited partnership, and GMK Family Holdings, L.L.C., a Delaware limited liability company, purchased a total of 12,740,000 newly issued shares of Common Stock from the Company. Accordingly, as of May 4, 1999, the issued and outstanding Common Stock of the Company increased from 1,260,000 shares to 14,000,000 shares, of which 11,083,800 shares, or approximately 79.17%, are owned by Steadfast Investments, L.P., and 1,656,200 shares, or approximately 11.83%, are owned by GMK Family Holdings, L.L.C.

       Steadfast Investments, L.P. and GMK Family Holdings,
L.L.C. acquired a controlling interest in the Company in anticipation of a business combination transaction between the Company and The Heritage Organization, L.L.C., or between the Company and Steadfast Investments, L.P., the principal owner of The Heritage Organization, L.L.C. The Heritage Organization, L.L.C. is engaged in the business of providing counseling services to high net worth individuals and families.

       The Special Meeting of Shareholders to be held at 2:00 P.M.
on November 30, 1999, at 5001 Spring Valley Road, Suite 800, East
Tower, Dallas, Texas 75244, has been called for the sole purpose of voting upon amending and restating Company's Articles of Incorporation, which Company management deems necessary and appropriate prior to completion of the possible business combination transaction. A copy of the Amended and Restated Articles of Incorporation which is to be voted upon is available upon written request to the Company. The Amended and Restated Articles of Incorporation will change the Company's name to "The Heritage Organization, Inc.", which is necessary in order to enable the Company to continue to conduct business activities under the same name as its predecessor following completion of the possible business combination transaction. The Amended and Restated Articles of Incorporation will also designate 1,000,000 shares out of the 100,000,000 authorized shares of Common Stock as "Class B
Common Stock," and will designate the remaining 99,000,000 authorized shares of Common Stock, including all 14,000,000 of the presently issued and outstanding shares of Common Stock of the Company, as "Common Stock." The Common Stock will retain the same preferences, limitations and relative rights as currently specified in the Company's Articles of Incorporation. The Class B Common
Stock will have the same preferences, limitations and relative rights as the Common Stock, except that the Class B Common Stock will have super-voting rights. Each share of Class B Common Stock will have voting power equivalent to ten thousand (10,000) shares of Common
Stock. Management believes this amendment is necessary in order to enable it to retain control of operations even though its ownership of the outstanding equity of the Company may be reduced to a small percentage of the outstanding shares. In addition, the Amended and Restated Articles of Incorporation will provide for a Directors'
Powers provision and other amendments to the Articles of Incorporation. Management believes that the new wording in the Articles of Incorporation is needed to provide a firm basis for the governing of the Company if the business combination transaction occurs.

Record Date

       Shareholders of record at the close of business on September 30, 1999 (the "Record Date") are entitled to notice of the Meeting and to vote at the Meeting. As of the Record Date, 14,000,000 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the Special Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Voting

       Each shareholder of record is entitled to one vote for each share of Common Stock registered in his name. One-third of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

       Once a quorum is present, the proposal to amend the Company's Articles of Incorporation will require the affirmative vote of a majority of the shares represented at the meeting.

       As of the Record Date, Steadfast Investments, L.P. was the owner of 11,083,800 shares, or approximately 79.17% of the issued and outstanding Common Stock, and GMK Family Holdings, L.L.C.
was the owner of 1,656,200 shares, or approximately 11.83% of the issued and outstanding Common Stock. Gary M. Kornman, who may be considered to be the beneficial owner of all of the shares owned by Steadfast Investments, L.P. and GMK Family Holdings, L.L.C., is therefore in a position to control the outcome of any shareholder vote, and he has advised the Company that he intends to direct the vote of the shares owned by both by Steadfast Investments, L.P. and GMK
Family Holdings, L.L.C., in favor of the proposed amendments of the Company's Articles of Incorporation. Accordingly, the Company has determined that there is no need to solicit proxies for the Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

       The directors and executive officers who are serving the Company as of the record date are as follows:

Name                              Age               Position Held and Tenure
Gary M. Kornman                    56               Chairman of Board of
                                                    Directors

W. Ralph Canada, Jr.               44               President & Director

Vickie A. Walker                   40               Treasurer & Director

Terry O. Reid                      46               Secretary & Director


Biographical Information


Gary M. Kornman

       Mr. Kornman has been Chief Executive Officer of The
Heritage Organization, L.L.C., since March, 1995. He currently serves as Chief Executive Officer of The Heritage Organization, Inc. (since 1986), and President and CEO of Kornman & Associates, Inc. (since 1975). He was President and CEO of The Planning Group,
Inc. from 1970 through 1975. The Heritage Organization, L.L.C., provides counseling services to some of America's wealthiest families. Mr. Kornman is also the sole shareholder, officer and director of many other corporations.

       Mr. Kornman earned a Bachelor of Arts from Vanderbilt University in 1965 with concentrations in Business/Economics and Psychology and was a National Merit Scholar. In 1969 he received his Doctor of Jurisprudence from the University of Alabama School of Law and received the American Jurisprudence Award in Estate Planning, the American Jurisprudence Award in Contracts and the American Jurisprudence Award in Evidence.

       He is admitted to practice before the Bar of the State of Alabama, and is a member of the American Bar Association Section of Taxation and Section of Trust, Real Property and Probate.


W. Ralph Canada, Jr.

       Mr. Canada has served as President of The Heritage Organization, L.L.C., since March, 1995. He currently serves as President of Heritage Investments, L.L.C. and Heritage Securities Corporation, Vice President of the U.S. National Foundation For Anti-Aging & Survival Research and The Institute For Anti-Aging & Survival, Inc.

       From 1987 through 1994, Mr. Canada was a Partner in the
Dallas office of the law firm of Hopkins & Sutter, where he served as Head of the Litigation Section from 1991 through 1994. He was a Partner in the Dallas office of the Stinson, Mag & Fizzell law firm, and Head of Litigation Section there from April, 1985 to October,
1987.   From February, 1984 to March, 1985, he was Partner in the
Rentzel, Wise & Robertson law firm. He was Associate in the Litigation Section of Johnson & Swanson from June, 1979, to
January, 1984. Each of the above-referenced firms were located in Dallas, Texas.

       Mr. Canada received a Bachelor of Arts degree with Major in History in 1976 from the University of Texas at Austin, graduating with Highest Honors. At the University of Texas he was a member of Phi Beta Kappa and Phi Eta Sigma. He received a Doctor of Jurisprudence, Cum Laude, from Harvard Law School in 1979. He was Editor-in-Chief of the Harvard Environmental Law Review.

       Mr. Canada is a member of the American Bar Association and the Dallas Bar Association. He is admitted to practice before the Bar in the State of Texas, and is admitted to practice before the United States Court of Appeals for the Fifth Circuit and the United States District Courts for the Northern, Eastern, Western and Southern Districts of Texas.

Vickie A. Walker

       Ms. Walker has been Secretary-Treasurer and Chief Financial Officer of The Heritage Organization, L.L.C., since March, 1995.
She currently serves as Secretary-Treasurer and Chief Financial Officer of The Heritage Organization, Inc., as Secretary-Treasurer and Chief Financial Officer of Kornman & Associates, Inc., as Treasurer of the U.S. National Foundation For Anti-Aging & Survival Research, and as Treasurer of The Institute for Anti-Aging & Survival, Inc. Ms. Walker began her affiliations with the Kornman & Associates, Inc. in June, 1977.

       Ms. Walker supervises an accounting staff comprised of three CPA's and five staff accountants. In addition to her normal finance and accounting duties, she coordinates Contract Drafting and Negotiations, Legal Entities Formation, and Licensing and Filings. Ms. Walker serves on a number of mission critical committees of The Heritage Organization, L.L.C., including Employee Management and Benefits, Aviation and Transportation, and Procurement and Budget. She is Chairperson for the Executive Management Committee.

Terry Oliver Reid

       Ms. Reid has been Vice President of Administration for The Heritage Organization, L.L.C. since 1995. She is concurrently Secretary, Treasurer and Executive Representative for Heritage Investments, L.L.C. and Heritage Securities Corporation, Vice President of The Heritage Organization, Inc., Vice President of Kornman & Associates, Inc., Secretary of the U.S. National Foundation For Anti- Aging & Survival Research and Secretary of The Institute for Anti-Aging & Survival, Inc.

       From June, 1980 to May, 1982, Ms. Reid was a Revenue Accountant for Saxon Oil Company. In 1982, she was invited to join the Intergovernmental Affairs staff at The White House under President Reagan. She worked under Vice President George Bush in 1983 on his Domestic Policy staff. In 1984 she served as Budget Director for the Administration Division of Reagan-Bush 84
Campaign at the national headquarters. Upon her return to Dallas in 1985, she worked for Ben Brown, CPA, preparing tax returns. From 1986 through 1989 she was Financial and Administrative Manager for Laurey Peat & Associates, a public relations agency. In 1990 she was appointed as Assistant to the United States Ambassador to Zimbabwe under President Bush. In 1991 she joined The Heritage Organization, Inc., as Assistant to the Chairman and was promoted to Vice
President of Administration in 1994.

       Ms. Reid holds a Bachelor of Accountancy degree from the University of Oklahoma with a minor in Petroleum Land
Management.
PRINCIPAL SHARE OWNERSHIP

       The Record Date for purposes of determining the shareholders entitled to vote at the Meeting was September 30, 1999. As of the Record Date, the Company had a total of 14,000,000 shares of Common Stock issued and outstanding. The following table sets forth, as of September 30, 1999, the number of shares of Common
Stock currently owned of record and beneficially by current executive officers, directors, persons who hold 5% or more of the outstanding Common Stock of the Company and by current officers and directors as a group.

Name and                            Number of shares            Percent of
Address                           Owned Beneficially           Class Owned
Gary M. Kornman
5001 Spring Valley Road
Suite 800, East Tower
Dallas, TX 75244 <F1>                12,740,000 <F2>                   91%

W. Ralph Canada, Jr.
5001 Spring Valley Road
Suite 800, East Tower
Dallas, TX 75244 <F1>                              0                    0%

Vickie A. Walker
5001 Spring Valley Road
Suite 800, East Tower
Dallas, TX 75244 <F1>                              0                    0%

Terry O. Reid
5001 Spring Valley Road
Suite 800, East Tower
Dallas, TX 75244 <F1>                              0                    0%

James T. Edwards III
209 Cargile Lane
Nashville, TN 47205                               1,249,600
8.93%






All current directors
and executive officers
(4 persons)                               12,740,000                   91%

<F1>  The person listed is either an officer or director, or both, of the
Company.
<F2>  Mr. Kornman may be deemed to be the beneficial owner of all share purchased by Steadfast Investments, L.P. and by GMK Family Holdings,
L.L.C.



PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

       The Board of Directors has unanimously approved, and recommends for shareholder approval, the amendment and restatement of the Company's Articles of Incorporation which will change the Company's name to The Heritage Organization, Inc., add an additional class of stock, "Class B Common Stock" with super-voting rights, and make other changes to the original Articles of Incorporation. The amended and restated Articles of Incorporation are proposed in anticipation of a possible business combination transaction with either The Heritage Organization, L.L.C. or Steadfast Investments, L.P.

PURPOSE FOR CREATION OF CLASS B COMMON STOCK

       Management believes it is appropriate to authorize the creation of the Class B Common Stock with super-voting rights. It is anticipated that shares of Class B Common Stock will be issued solely to members of Company management.

       Through ownership of shares of Class B Common Stock, members of Company management will be assured of the ability to exercise control in the election of directors and in other matters presented to the shareholders for a vote, without the necessity of owning a majority of the outstanding equity of the Company.

OTHER MATTERS

       The Company knows of no other matters to be submitted to the meeting.


THE BOARD OF DIRECTORS
Dallas, Texas
November 8, 1999